SECOND AMENDMENT

To

MASTER SETTLEMENT AGREEMENT

Among

SOLAR THIN FILMS, INC.

KRAFT ELEKTRONIKAI ZRT

ZOLTAN KISS

AMELIO SOLAR, INC

And

RNEWABLE ENERGY SOLUTIONS, INC.
Dated as of December 4, 2009

-and-

SECOND AMENDMENT TO AUGUST 12, 2008 STOCK PURCHASE AGREEMENT

among

SOLAR THIN FILMS, INC.

ZOLTAN KISS

MARLA GABRIELLA KISS

And

GREGORY JOSEPH KISS

Dated as of December 22, 2008

-and-

TERMINATION OF STRATEGIC ALLIANCE AND CROSS LICENSE AGREEMENT

by and among

SOLAR THIN FILMS, INC.

KRAFT ELEKTRONIKAI  ZRT

And

AMELIO SOLAR, INC.
Dated as of August 12, 2008

THIS SECOND AMENDMENT (“Second Amendment”) is made and entered into and effective as of this 4th day of December 2009 to amend certain of the terms of a MASTER SETTLEMENT AGREEMENT, dated as of August 12, 2008 (the “Master Settlement Agreement”) and a STOCK PURCHASE AGREEMENT, dated as of August 12, 2008 (as amended December 22, 2008) (the “Purchase Agreement”, and to terminate a  Strategic Alliance and Cross License Agreement dated as of August 12, 2008,  (Collectively the “Prior Agreements”).  This Amendment is made and entered into by and among SOLAR THIN FILMS, INC., a Delaware corporation (the “Company” or “STF”); KRAFT ELEKTRONKAI ZRT, a corporation organized and existing under the laws of Hungary  (“Kraft”); AMELIO SOLAR, INC., a Delaware corporation (“Amelio”); RENEWABLE ENERGY SOLUTIONS, INC., a Delaware corporation (“RESI”); and ZOLTAN KISS, an individual (“Z. Kiss”), MARLA GABRIELLA KISS, an individual (“M. KISS”) and GREGORY JOSEPH KISS, an individual (“G. Kiss”).

Z. Kiss, M. Kiss and G. Kiss are hereinafter sometimes referred to as the “Sellers” and the Company, Kraft, Amelio, RESI and the Sellers are hereinafter sometimes individually referred to as a “Party” and collectively as the “Parties.” Except as otherwise defined herein, capitalized terms and terms in quotes shall have the same meaning as are defined in the Settlement Agreement and the Purchase Agreement.  Due to the merger of RESI and Amelio as of January 2009 all references to RESI shall be deemed to refer to Amelio.

1.    Amendment to Definitions.

(a)	The definition of “Outside Closing Date” as defined in Article I of the Settlement Agreement is hereby amended and superseded in its entirety by the following:

“Outside Closing Date. The term “Outside Closing Date” shall mean 5:00 p.m. (Eastern Standard Time) on December 4, 2009.”

(b)	The definition of “RESI Debt” as defined in Article I of the Settlement Agreement is hereby amended and superseded in its entirety by the following:

“RESI Debt. The term “RESI Debt” means the net amount of indebtedness, not to exceed $831,863 owed by RESI to the Company or its Affiliates as of the Closing Date; together with accrued interest thereon”.

(c)	The definition of “ RESI Debt Settlement Deliverables” as defined in Article I of the Settlement Agreement is hereby amended and superseded in its entirety by the following:

“RESI Debt Settlement Deliverables.  The term “RESI Debt Settlement Deliverables” means the documents specified in Section 2.4 to be delivered by Z. Kiss, M. Kiss, and G. Kiss and Amelio on or before December 31, 2009 and at or following the Closing Date.”

2.     Amendment to RESI Debt Settlement Payment and Deliverables

       Section 2.4 of the Master Settlement Agreement is hereby deleted in its entirety, and the following Section 2.4 is substituted in lieu thereof.

        “2.4  RESI Debt Settlement Payment and Deliverables.    The parties hereto acknowledge that as of the date of this Agreement, RESI is currently indebted to the Company or its Subsidiary in the principal amount of $ 831,863.00 in respect to the RESI Debt. Such RESI Debt shall be fully and finally satisfied as follows:

(a)	Z. Kiss hereby surrenders all of his STF shares (2, 000,000 post-split) to STF.

(b)
An option is hereby granted to STF or its assignee/ designee to buy all or any part of the STF shares held by both M. Kiss (1,018,400 post-split) and G. Kiss (810,000 post-split) for a period of one year from the date of execution of this Amendment Agreement or one year from the date that all stock certificates held by G. Kiss and M. Kiss have been received by the escrow agent (see 2.4(d)), whichever is later. The exercise of such option may be had in whole or in part and in multiple transactions provided that no single transaction shall involve less than 100,000 shares while either M. Kiss or G. Kiss holds more than 100,000 shares.  For a period of nine (9) months, that option will be at a fixed price of $0.30 (30 cents) per share.  Any shares not purchased by STF or its assignee/ designee at the end of said 9 month term may be purchased for the higher of 30 cents per share or 75% of the then public trading price of STF shares as of the close of the market or the day before payment is made for an additional period of three (3) months. Any shares not purchased during this one year period shall become free trading shares and the restrictive legend thereupon shall be removed

(c)
Any and all STF stock certificates held by Z. Kiss shall be delivered to STF upon the closing of this Amendment Agreement, signed in blank, accompanied by stock powers signed in blank, dated  as of the closing date and with signatures of the record holder duly guaranteed by a national bank or member firm of the New York Stock Exchange.

(d)
Any and all stock certificates held by G. Kiss and M. Kiss shall be delivered within thirty (30) days of this Amendment Agreement to Steven H. Gifis, Attorney in Fact, as escrow agent, accompanied by stock powers signed in blank and with signatures of the record holders duly guaranteed by a national bank or member firm of the New York Stock Exchange. Said certificates shall be held in escrow by Steven H. Gifis. until purchased by STF or its assignee/designee or for a period of one year after the execution date of this Amendment Agreement. Upon receipt of such certificates, Steven H. Gifis, shall certify his receipt of same, and his agreement to serve as escrow agent for one year, in writing, to STF at its below noted corporate address. Said certification of Steven H. Gifis shall be an essential term and condition of this Second Amendment.

(e)
Z. Kiss, G. Kiss and M. Kiss hereby personally guarantee and warrant that , as of the closing date, their respective shares in STF are free and clear of any and all liens, mortgages, adverse claims, charges, security agreements or interests, or other liens or encumbrances of any kind or description and G. Kiss and M. Kiss further warrant that they will take no actions to cause or permit the creation of any lien or encumbrance to be placed on or against their STF stock for the entire one year option period.

(f)
Any rights, options or warrants held by Sellers or any of them to acquire common stock of the company and unexercised as of the closing date, whether vested, unvested, exercisable or otherwise, are hereby cancelled and rendered null and void, ab initio

3.0	Prior Agreements

(a)	The Strategic Alliance and Cross-License Agreement by and among Solar Thin Films, Inc., Kraft Elektronikai ZRT and Amelio Solar Inc., dated as of August 12, 2008, is hereby cancelled.

(b)
Any provisions in the Master Settlement Agreement among Solar Thin Films, Inc., Kraft Elektronikai ZRT, Zoltan Kiss, Amelio Solar, Inc., and Renewable Energy Solutions, Inc., dated as of August 12, 2008, inconsistent with or superseded by this Amendment Agreement are hereby rendered and declared to be null, void and of no further effect as of the effective date of this Amended Agreement.

(c)
The Stock Purchase Agreement among Solar Thin Films, Inc., Zoltan Kiss, Marla Gabriella  Kiss and Gregory Joseph Kiss, dated August 12, 2008, and the Amendment to same dated December 22, 2008 are hereby rendered and declared to be null, void and of no further force or effect as of the effective date of this Amendment Agreement except that the portion of said Agreement canceling all indebtedness owed to Robert M. Rubin and the Rubin Family Irrevocable Trust by Nanergy Solar, Inc. and the surrender of any and all equity interest of the Rubin Family Irrevocable Trust in Nanergy remain fully effective , valid and binding.

(d)
All other, different and prior agreements between and among the parties including but not limited to the Cooperative R & D Contract dated December 19, 2006 between RESI and STF, the Marketing and Turn-on Contract between RESI and STF dated January 30, 2007 and the Consulting Agreement between Z. Kiss and STF have either expired or are hereby rendered and declared to be null, void and of no further force and effect as of the effective date of this Amendment Agreement.

4.0
Consent to  Jurisdiction. Each of the Parties do hereby irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York sitting in New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement.  Each of the Parties irrevocably consent to service of process out of such courts in any action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized overnight courier or delivery service, to the Parties at their respective addresses set forth herein. Each of the Parties irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waives and agrees, to the full extent permitted by Applicable Law, not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in any inconvenient forum.

4.1
Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within the State of New York, without regard to the conflicts of law principles of such state.

5.0
Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof and the Parties hereto shall negotiate in good faith to modify this Agreement, so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby may be consummated as originally contemplated.

6.0
Waiver. Waiver of any term or condition of this Agreement by any Party shall only be effective if in a writing signed by the Party against whom such waiver is asserted. Any such waiver shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term of this Agreement. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

7.0
Notices.  All notices and other communications given under this Agreement shall be in writing  and shall be deemed duly given (a) on the date of delivery, if delivered personally, (b) on the date of transmission, if sent via facsimile transmission to the facsimile number given below, and telephonic or written confirmation of receipt is obtained promptly after completion of transmission, (c) the Business Day after the date of delivery to a reputable and recognized next-day express courier service, or (d) three (3) Business Days after (or, in the case of a notice or communication sent overseas, ten (10) Business Days after) being mailed by registered or certified mail (return receipt requested), postage prepaid, to the Parties at the following addresses ( or at such other address for a party as shall be specified by like notice):

If to STF, to:	Solar Thin Films, Inc.
116 John Street, Suite# 1120
New York, NY 10038
Attn: Gary Maitland, Esq.
Vice President &
General Counsel
Tel: (212) 629-4970
Fax: (212) 268-0544
Email:Gary.Maitland@solarthinfilms.com

With a required copy to:	Hodgon Russ LLP
1540 Broadway
New York, New York 10036
Attention: Stephen A. Weiss, Esq.
Tel: (212) 751-4300
Facsimile: (212) 751-0928
Email: sweiss@hodgonruss.com

If to Amelio , to:	Amelio Solar, Inc.
200 Ludlow Drive, Suite C
Ewing, NJ 08638
Attention: Zoltan J. Kiss, CEO
Tel: (609) 434-0600
Facsimile: (609) 434-0602
Email: zjkts@aol.com

With a required copy to:	Day Pitney LLP
7 Times Square Tower
New York, New York 10036
Attention: Sabino (Rod) Rodriguez, III

If to Z. Kiss, G. Kiss or M. Kiss to:	Steven H. Gifis, Attorney In Fact
2705 Main Street
Lawrence, NJ 08648
Tel: 609-937-0484
Fax: 609-434-0602
Email: shg68@aol.com

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the date first written above.

AMELIO SOLAR, INC. (for itself and RESI)

By:	/s/ Zoltan J. Kiss
Name: Zoltan J. Kiss
Title: Chief Executive Officer

/s/ Zoltan J. Kiss
ZOLTAN J. KISS

/s/ Gregory Joseph Kiss
GREGORY JOSEPH KISS

/s/ Marla Gabriella Kiss
MARLA GABRIELLA KISS

SOLAR THIN FILMS, INC.

By:	/s/ Robert M. Rubin
Name: Robert M. Rubin
Title: Chief Executive Officer

KRAFT ELEKTRONKAI ZRT

By:	/s/ Robert M. Rubin
Name: Robert M. Rubin
Title: Chairman

/s/ Robert M. Rubin
ROBERT M. RUBIN

THE RUBIN FAMILY IRREVOCABLE STOCK TRUST

/s/ Margery Rubin
By:	Margery Rubin, Trustee